Exhibit 99.1

Five9 Reports Record Revenue of $286 Million for the Third Quarter
Q3 Enterprise AI Revenue Growth of 41%
Q3 Record Operating Cash Flow of $59 Million
Announces $150 Million Share Repurchase Program

SAN RAMON, Calif. - November 6, 2025 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the third quarter ended September 30, 2025.
Third Quarter 2025 Financial Results
•Revenue for the third quarter of 2025 increased 8% to a record $285.8 million, compared to $264.2 million for the third quarter of 2024.
•GAAP gross margin was 55.0% for the third quarter of 2025, compared to 53.8% for the third quarter of 2024.
•Adjusted gross margin was 62.8% for the third quarter of 2025, compared to 61.8% for the third quarter of 2024.
•GAAP net income for the third quarter of 2025 was $18.0 million, or $0.21 per diluted share, and 6.3% of revenue, compared to GAAP net loss of $(4.5) million, or $(0.06) per basic share, and (1.7)% of revenue, for the third quarter of 2024.
•Non-GAAP net income for the third quarter of 2025 was $60.6 million, or $0.78 per diluted share, and 21.2% of revenue, compared to non-GAAP net income of $50.5 million, or $0.67 per diluted share, and 19.1% of revenue, for the third quarter of 2024.
•Adjusted EBITDA for the third quarter of 2025 was $71.7 million, or 25.1% of revenue, compared to $52.4 million, or 19.8% of revenue, for the third quarter of 2024.
•GAAP operating cash flow for the third quarter of 2025 was $59.2 million, compared to GAAP operating cash flow of $41.1 million for the third quarter of 2024.

“We're pleased with our third quarter results with Enterprise AI revenue growing 41% YoY and profitability increasing with adjusted EBITDA margin reaching a record 25%. We are in the early innings of an industry shift in CX, which is increasingly being powered by AI. We believe we are uniquely positioned to win in this evolving market as enterprises seek unified platforms where AI is natively embedded.”

- Mike Burkland, Chairman and CEO, Five9

Five9 also announced today that its Board of Directors has authorized a share repurchase program for up to $150 million of common stock, inclusive of a $50 million accelerated share repurchase.

“We are confident in our ability to deliver sustainable growth while generating robust free cash flow. The share repurchase authorization we announced today demonstrates the conviction of our Board and management team in the strength of our business and long-term value creation opportunity.”

- Bryan Lee, Chief Financial Officer of Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2025, Five9 expects to report:
•Revenue in the range of $1.1435 to $1.1495 billion.
•GAAP net income per share in the range of $0.36 to $0.43, assuming diluted shares outstanding of approximately 88.0 million.
•Non-GAAP net income per share in the range of $2.92 to $2.96, assuming diluted shares outstanding of approximately 77.2 million.
•For the fourth quarter of 2025, Five9 expects to report:
•Revenue in the range of $294.7 to $300.7 million.
•GAAP net income per share in the range of $0.14 to $0.21, assuming diluted shares outstanding of approximately 87.3 million.
•Non-GAAP net income per share in the range of $0.76 to $0.80, assuming diluted shares outstanding of approximately 77.8 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its third quarter 2025 results today, November 6, 2025, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.

A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, and costs related to a reduction in force plan. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, office closure lease termination costs, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition related transaction costs and one-time integration costs, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, and office closure lease termination costs. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, gain on early extinguishment of debt, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, costs related to a reduction in force plan, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, and office closure lease termination costs. For the periods presented, these adjustments from GAAP net income (loss) to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding shifts in the CX industry, customer preferences for unified platforms where AI is natively embedded, Five9's market position and expected impact on the Company's growth, Five9's market opportunity and growth prospects, including as a result of AI, Five9’s ability to deliver sustainable growth and robust free cash flow, Five9’s stock repurchase program and expected $50 million accelerated share repurchase, and the fourth quarter and full year 2025 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff increases and potential future increases and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflicts in the Middle East, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to claims for credits or damages, among other things; (vi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (vii) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (viii) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (ix) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (x) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxviii) risks that we may not execute repurchases in full, or at all, under our announced stock repurchase program, or that we may not execute our planned accelerated share repurchase, or may not achieve the intended benefits therefrom; and (xxix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$193,409	$362,546
Marketable investments	482,747	643,410
Accounts receivable, net	138,486	115,172
Prepaid expenses and other current assets	49,590	50,840
Deferred contract acquisition costs, net	85,181	76,600
Total current assets	949,413	1,248,568
Property and equipment, net	164,305	144,888
Operating lease right-of-use assets	37,695	38,880
Finance lease right-of-use assets	16,507	19,269
Intangible assets, net	54,604	65,632
Goodwill	366,253	365,436
Other assets	11,107	13,384
Deferred contract acquisition costs, net — less current portion	168,521	155,157
Total assets	$1,768,405	$2,051,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,430	$26,282
Accrued and other current liabilities	80,568	83,720
Operating lease liabilities	11,187	11,258
Finance lease liabilities	8,826	7,768
Deferred revenue	74,737	79,173
Convertible senior notes	—	433,490
Total current liabilities	205,748	641,691
Convertible senior notes — less current portion	734,553	731,855
Operating lease liabilities — less current portion	35,398	37,071
Finance lease liabilities — less current portion	8,042	11,688
Other long-term liabilities	9,378	6,717
Total liabilities	993,119	1,429,022
Stockholders’ equity:
Common stock	78	76
Additional paid-in capital	1,172,401	1,039,125
Accumulated other comprehensive income	749	636
Accumulated deficit	(397,942)	(417,645)
Total stockholders’ equity	775,286	622,192
Total liabilities and stockholders’ equity	$1,768,405	$2,051,214

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$285,832	$264,182	$848,806	$763,278
Cost of revenue	128,552	121,933	382,390	354,877
Gross profit	157,280	142,249	466,416	408,401
Operating expenses:
Research and development	35,218	42,482	116,230	124,717
Sales and marketing	71,657	78,615	235,180	238,056
General and administrative	34,362	36,575	105,952	101,111
Total operating expenses	141,237	157,672	457,362	463,884
Income (loss) from operations	16,043	(15,423)	9,054	(55,483)
Other income (expense), net:
Interest expense	(3,087)	(4,068)	(11,022)	(10,541)
Gain on early extinguishment of debt	—	—	—	6,615
Interest income and other	5,660	11,144	23,880	35,503
Total other income (expense), net	2,573	7,076	12,858	31,577
Income (loss) before income taxes	18,616	(8,347)	21,912	(23,906)
Provision for (benefit from) income taxes	643	(3,868)	2,209	466
Net income (loss)	$17,973	$(4,479)	$19,703	$(24,372)
Net income (loss) per share:
Basic	$0.23	$(0.06)	$0.26	$(0.33)
Diluted	$0.21	$(0.06)	$0.22	$(0.33)
Shares used in computing net income (loss) per share:
Basic	77,528	74,876	76,716	74,192
Diluted	87,295	74,876	88,413	74,192

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net income (loss)	$19,703	$(24,372)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	44,911	38,265
Reduction in the carrying amount of right-of-use assets	15,174	10,631
Amortization of deferred contract acquisition costs	63,568	52,152
Accretion of discount on marketable investments	(6,658)	(16,833)
Provision for credit losses	1,254	806
Stock-based compensation	114,443	127,872
Amortization of discount and issuance costs on convertible senior notes	3,614	3,991
Gain on early extinguishment of debt	—	(6,615)
Impairment charge of an equity investment	—	1,250
Impairment charge of long-lived assets	835	—
Interest on finance lease obligations	743	258
Deferred taxes - excluding tax adjustments from an acquisition	23	441
Deferred taxes - tax adjustments from an acquisition	524	(4,831)
Other	159	(145)
Changes in operating assets and liabilities:
Accounts receivable	(24,569)	(15,559)
Prepaid expenses and other current assets	1,291	(9,562)
Deferred contract acquisition costs	(85,513)	(76,288)
Other assets	2,645	(1,452)
Accounts payable	523	8,651
Accrued and other current liabilities	(8,073)	5,380
Deferred revenue	(3,514)	184
Other liabilities	1,558	(871)
Net cash provided by operating activities	142,641	93,353
Cash flows from investing activities:
Purchases of marketable investments	(569,150)	(993,483)
Proceeds from sales of marketable investments	114,406	93,995
Proceeds from maturities of marketable investments	622,026	829,122
Purchases of property and equipment	(18,722)	(33,097)
Capitalization of software development costs	(29,121)	(14,211)
Payments of initial direct lease costs	(286)	—
Cash paid to acquire Acqueon Inc.	—	(167,166)
Cash settlement for acquisition of businesses	—	99
Net cash used in (provided by) investing activities	119,153	(284,741)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	—	731,055
Payment of debt issuance costs	—	(2,212)
Payments for capped call transactions associated with the 2029 convertible senior notes	—	(93,438)
Repurchase of a portion of 2025 convertible senior notes, net of costs	—	(304,485)
Repayment of outstanding 2023 convertible senior notes at maturity	(434,405)	—
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	—	539
Proceeds from exercise of common stock options	3,118	423
Proceeds from sale of common stock under ESPP	7,921	9,522
Payment of finance lease liabilities	(7,183)	(2,006)
Net cash (used in) provided by financing activities	(430,549)	339,398
Net (decrease) increase in cash, cash equivalents and restricted cash	(168,755)	148,010
Cash, cash equivalents and restricted cash:
Beginning of period	364,185	144,842
End of period	$195,430	$292,852

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP gross profit	$157,280	$142,249	$466,416	$408,401
GAAP gross margin	55.0%	53.8%	54.9%	53.5%
Non-GAAP adjustments:
Depreciation	9,917	7,218	26,343	21,956
Intangibles amortization	3,464	3,196	11,028	8,492
Stock-based compensation	6,852	7,512	21,332	22,904
Acquisition and related transaction costs and one-time integration costs	2	94	2	219
Lease amortization for finance leases	2,108	895	6,043	1,807
Costs related to a reduction in force plan	—	2,115	1,565	2,115
Adjusted gross profit	$179,623	$163,279	$532,729	$465,894
Adjusted gross margin	62.8%	61.8%	62.8%	61.0%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP net income (loss)	$17,973	$(4,479)	$19,703	$(24,372)
Non-GAAP adjustments:
Depreciation and amortization	15,772	13,144	44,911	38,265
Stock-based compensation	33,339	39,556	114,443	127,872
Interest expense	3,087	4,068	11,022	10,541
Gain on early extinguishment of debt	—	—	—	(6,615)
Interest income and other	(5,660)	(11,144)	(23,880)	(35,503)
Exit costs related to closure and relocation of Russian operations	—	21	—	78
Acquisition and related transaction costs and one-time integration costs	1,620	4,486	4,090	9,506
Lease amortization for finance leases	2,300	951	6,619	1,863
Costs related to a reduction in force plan	403	9,625	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	1,851	—	2,825	—
Legal fees related to the securities class action	392	—	901	—
Office closure lease termination costs	—	—	95	—
Provision for (benefit from) income taxes(1)	643	(3,868)	2,209	466
Adjusted EBITDA	$71,720	$52,360	$192,372	$131,726
Adjusted EBITDA as % of revenue	25.1%	19.8%	22.7%	17.3%
(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Income (loss) from operations	$16,043	$(15,423)	$9,054	$(55,483)
Non-GAAP adjustments:
Stock-based compensation	33,339	39,556	114,443	127,872
Intangibles amortization	3,464	3,196	11,028	8,492
Exit costs related to closure and relocation of Russian operations	—	21	—	78
Acquisition and related transaction costs and one-time integration costs	1,620	4,486	4,090	9,506
Costs related to a reduction in force plan	403	9,625	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	1,851	—	2,825	—
Legal fees related to the securities class action	392	—	901	—
Office closure lease termination costs	—	—	95	—
Non-GAAP operating income	$57,112	$41,461	$151,870	$100,090

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

GAAP net income (loss)	$17,973	$(4,479)	$19,703	$(24,372)
Non-GAAP adjustments:
Stock-based compensation	33,339	39,556	114,443	127,872
Intangibles amortization	3,464	3,196	11,028	8,492
Amortization of discount and issuance costs on convertible senior notes	933	1,482	3,614	3,991
Gain on early extinguishment of debt	—	—	—	(6,615)
Exit costs related to closure and relocation of Russian operations	105	176	(440)	156
Acquisition and related transaction costs and one-time integration costs	1,620	4,486	4,090	9,506
Impairment charge of an equity investment	—	1,250	—	1,250
Costs related to a reduction in force plan	403	9,625	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	1,851	—	2,825	—
Legal fees related to the securities class action	392	—	901	—
Deferred taxes - tax adjustments from an acquisition	524	(4,831)	524	(4,831)
Office closure lease termination costs	—	—	95	—
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$60,604	$50,461	$166,217	$125,074
GAAP net income (loss) per share:
Basic	$0.23	$(0.06)	$0.26	$(0.33)
Diluted	$0.21	$(0.06)	$0.22	$(0.33)
Non-GAAP net income per share:
Basic	$0.78	$0.67	$2.17	$1.69
Diluted	$0.78	$0.67	$2.15	$1.68
Shares used in computing GAAP net income (loss) per share:
Basic	77,528	74,876	76,716	74,192
Diluted	87,295	74,876	88,413	74,192
Shares used in computing non-GAAP net income per share:
Basic	77,528	74,876	76,716	74,192
Diluted	77,883	75,137	77,200	74,653

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2025			September 30, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,852	$9,917	$3,464	$7,512	$7,218	$3,196
Research and development	6,896	731	—	8,244	721	—
Sales and marketing	8,401	11	—	12,490	32	—
General and administrative	11,190	1,649	—	11,310	1,977	—
Total	$33,339	$12,308	$3,464	$39,556	$9,948	$3,196

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$21,332	$26,343	$11,028	$22,904	$21,956	$8,492
Research and development	24,415	2,147	—	29,001	2,352	—
Sales and marketing	33,330	59	—	40,334	85	—
General and administrative	35,366	5,334	—	35,633	5,380	—
Total	$114,443	$33,883	$11,028	$127,872	$29,773	$8,492

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2025		December 31, 2025
	Low	High	Low	High

GAAP net income	$11,986	$18,098	$31,681	$37,769
Non-GAAP adjustments:
Stock-based compensation(2)	36,232	34,232	150,675	148,675
Intangibles amortization	4,094	4,094	15,122	15,122
Amortization of discount and issuance costs on convertible senior notes	935	935	4,548	4,548
Exit costs related to closure and relocation of Russian operations	—	—	(440)	(440)
Acquisition and related transaction costs and one-time integration costs(3)	3,668	2,668	7,759	6,759
Costs related to a reduction in force plan	—	—	8,169	8,169
One-time expenses related to strategic consulting services for operational review	—	—	1,265	1,265
Other cost-reduction and productivity initiatives	1,898	1,898	4,724	4,724
Legal fees related to the securities class action	400	400	1,301	1,301
Office closure lease termination costs	—	—	95	95
Deferred taxes - tax adjustments from an acquisition	—	—	524	524
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$59,213	$62,325	$225,423	$228,511
GAAP net income per share:
Diluted	$0.14	$0.21	$0.36	$0.43
Non-GAAP net income per share:
Diluted	$0.76	$0.80	$2.92	$2.96
Shares used in computing GAAP net income per share:
Diluted(5)	87,300	87,300	88,000	88,000
Shares used in computing non-GAAP net income per share:
Diluted(5)	77,800	77,800	77,200	77,200

(1)Represents guidance discussed on November 6, 2025. Reader shall not construe presentation of this information after November 6, 2025 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.
(5)This assumes that we execute an accelerated share repurchase agreement in November 2025 to repurchase $50 million of our common stock and receive an estimated upfront delivery of 1.7 million shares (representing approximately 80% of the total number of shares expected to be repurchased under such agreement and assuming a stock price of $23.01, the closing price of our common stock as of November 4, 2025).

Investor Contact:

Tony Righetti
SVP, Investor Relations
IR@five9.com

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